    As filed with the Securities and Exchange Commission on December 22, 1999
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        MILLENNIUM PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                                     04-3177039
   (State or Other Jurisdiction of                     (I.R.S. Employer
    Incorporation or Organization                     Identification No.)

   75 SIDNEY STREET, CAMBRIDGE MASSACHUSETTS                  02139
   (Address of Principal Executive Offices)                 (Zip Code)

           LEUKOSITE, INC. AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                  MARK J. LEVIN
                             CHIEF EXECUTIVE OFFICER
                        MILLENNIUM PHARMACEUTICALS, INC.
                                75 SIDNEY STREET
                               CAMBRIDGE, MA 02139
                     (Name and Address of Agent For Service)

                                 (617) 679-7000
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

------------------------ ---------------------- ---------------------- ------------------------ ---------------------
                                                     Proposed               Proposed
       Title of                                       maximum                maximum
   securities to be        Amount to be            offering price       aggregate offering          Amount of
     registered           registered (1)             per share               price              registration fee
------------------------ ---------------------- ---------------------- ------------------------ ---------------------
LeukoSite, Inc.
Amended and
Restated 1993
Stock Option
Plan
Common Stock,
$.001 par value             7,616 shares        $ 0.0931 (2)           $       709.00 (2)       $  0.19
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                           38,124 shares        $ 1.4199 (2)           $    54,133.00 (2)       $ 14.29
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                              655 shares        $ 1.6061 (2)           $     1,052.00 (2)       $  0.28
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                            1,571 shares        $ 1.8389 (2)           $     2,889.00 (2)       $  0.76
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                           31,958 shares        $ 2.1415 (2)           $    68,439.00 (2)       $ 18.07
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                            1,138 shares        $ 2.1881 (2)           $     2,490.00 (2)       $  0.66
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                            4,505 shares        $ 2.3277 (2)           $    10,486.00 (2)       $  2.77
------------------------ ---------------------- ---------------------- ----------------------   --------------------
                           11,556 shares        $ 2.5605 (2)           $    29,589.00 (2)       $  7.81
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                            3,248 shares        $ 2.7467 (2)           $     8,921.00 (2)       $  2.36
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                            1,309 shares        $ 6.0987 (2)           $     7,983.00 (2)       $  2.11
------------------------ ---------------------- ---------------------- ----------------------- ---------------------
                           50,749 shares        $11.9181 (2)          $    604,826.00 (2)       $159.67
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                            1,053 shares        $14.2458 (2)          $     14,994.00 (2)       $  3.96
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                           56,271 shares        $14.3156 (2)          $    805,552.00 (2)       $212.67
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                           20,718 shares        $14.5484 (2)          $    301,419.00 (2)       $ 79.57
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                              322 shares        $15.1304 (2)          $      4,875.00 (2)       $  1.29
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                            9,387 shares        $15.2770 (2)          $    143,408.00 (2)       $ 37.86
------------------------ ---------------------- ---------------------- ----------------------- ---------------------
                              322 shares        $15.4213 (2)          $      4,969.00 (2)       $  1.31
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                            2,148 shares        $15.7123 (2)          $     33,750.00 (2)       $  8.91
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                            2,041 shares        $16.5852 (2)          $     33,851.00 (2)       $  8.94
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                           67,733 shares        $16.6899 (2)          $  1,131,125.00 (2)       $298.62
------------------------ ---------------------- ---------------------- ----------------------- ---------------------
                            3,920 shares        $17.1671 (2)          $     67,297.00 (2)       $ 17.77
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                            1,504 shares        $17.7374 (2)          $     26,678.00 (2)       $  7.04
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                            1,074 shares        $18.0400 (2)          $     19,375.00 (2)       $  5.12
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                              859 shares        $18.2263 (2)          $     15,660.00 (2)       $  4.13
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                            1,827 shares        $18.3310 (2)          $     33,492.00 (2)       $  8.84
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                           20,138 shares        $18.6220 (2)          $    375,000.00 (2)       $ 99.00
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                           20,835 shares        $19.2039 (2)          $    400,109.00 (2)       $105.63
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                            2,363 shares        $19.4949 (2)          $     46,063.00 (2)       $ 12.16
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                           16,252 shares        $19.6415 (2)          $    319,210.00 (2)       $ 84.27
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                            2,578 shares        $19.7858 (2)          $     51,009.00 (2)       $ 13.47
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                            3,652 shares        $20.0768 (2)          $     73,321.00 (2)       $ 19.36
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                              322 shares        $20.3678 (2)          $      6,563.00 (2)       $  1.73
------------------------ ---------------------- ---------------------- ------------------------ --------------------

                             5,456 shares       $20.6588 (2)           $   112,713.00 (2)        $   29.76
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                             9,022 shares       $20.9497 (2)           $   189,018.00 (2)        $   49.90
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                               430 shares       $21.2407 (2)           $     9,134.00 (2)        $    2.41
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                               537 shares       $22.6955 (2)           $    12,188.00 (2)        $    3.22
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                               430 shares       $22.8410 (2)           $     9,822.00 (2)        $    2.59
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                            13,747 shares       $23.2775 (2)           $   320,000.00 (2)        $   84.48
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                            86,350 shares       $23.4230 (2)           $ 2,022,563.00 (2)        $  533.96
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                             4,296 shares       $23.5684 (2)           $   101,250.00 (2)        $   26.73
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                             2,578 shares       $23.8594 (2)           $    61,510.00 (2)        $   16.24
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                            31,318 shares       $24.1504 (2)           $   756,338.00 (2)        $  199.67
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                               860 shares       $24.4413 (2)           $    21,021.00 (2)        $    5.55
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                               273 shares       $24.7323 (2)           $     6,747.00 (2)        $    1.78
------------------------ ---------------------- ---------------------- ------------------------ --------------------
                               752 shares       $25.0233 (2)           $    18,823.00 (2)        $    4.97
------------------------ ---------------------- ---------------------- ----------------------- ---------------------
                            64,995 shares       $25.8962 (2)           $ 1,683,135.00 (2)        $  444.35
------------------------ ---------------------- ---------------------- ------------------------ ---------------------
                            21,738 shares       $26.1872 (2)           $   569,250.00 (2)        $  150.28
------------------------ ---------------------- ---------------------- ------------------------ ---------------------
                               430 shares       $26.7691 (2)           $    11,512.00 (2)        $    3.04
------------------------ ---------------------- ---------------------- ------------------------ ---------------------
                            15,036 shares       $27.0601 (2)           $   406,875.00 (2)        $  107.42
------------------------ ---------------------- ---------------------- ------------------------ ---------------------
                               430 shares       $27.3510 (2)           $    11,762.00 (2)        $    3.11
------------------------ ---------------------- ---------------------- ------------------------ ---------------------
                            18,043 shares       $27.4965 (2)           $   496,113.00 (2)        $  130.97
------------------------ ---------------------- ---------------------- ------------------------ ---------------------
                            10,740 shares       $27.9330 (2)           $   300,000.00 (2)        $   79.20
------------------------ ---------------------- ---------------------- ------------------------ ---------------------
                             4,081 shares       $28.2239 (2)           $   115,118.00 (2)        $   30.41
------------------------ ---------------------- ---------------------- ------------------------ ---------------------
                            28,697 shares       $28.5149 (2)           $   818,300.00 (2)        $  216.03
------------------------ ---------------------- ---------------------- ------------------------ ---------------------
                             4,296 shares       $28.8059 (2)           $   123,750.00 (2)        $   32.67
------------------------ ---------------------- ---------------------- ------------------------ ---------------------
                               860 shares       $29.3878 (2)           $    25,275.00 (2)        $    6.67
------------------------ ---------------------- ---------------------- ------------------------ ---------------------
                             4,511 shares       $29.6788 (2)           $   133,888.00 (2)        $   35.35
------------------------ ---------------------- ---------------------- ------------------------ ---------------------
                             1,504 shares       $29.9697 (2)           $    45,075.00 (2)        $   11.90
------------------------ ---------------------- ---------------------- ------------------------ ---------------------
                               430 shares       $30.2607 (2)           $    13,013.00 (2)        $    3.44
------------------------ ---------------------- ---------------------- ------------------------ ---------------------
                            55,304 shares       $36.3710 (2)           $ 2,011,453.00 (2)        $  531.02
------------------------ ---------------------- ---------------------- ------------------------ ---------------------
                             9,408 shares       $36.3710 (2)           $   342,172.00 (2)        $   90.33
------------------------ ---------------------- ---------------------- ------------------------ ---------------------
                             3,222 shares       $37.5349 (2)           $   120,938.00 (2)        $   31.93
------------------------ ---------------------- ---------------------- ------------------------ ---------------------
                             2,728 shares       $37.8259 (2)           $   103,204.00 (2)        $   27.25
------------------------ ---------------------- ---------------------- ------------------------ ---------------------
                             3,723 shares       $38.4078 (2)           $   142,989.00 (2)        $   37.75
------------------------ ---------------------- ---------------------- ------------------------ ---------------------
                             3,545 shares       $46.2640 (2)           $   164,009.00 (2)        $   43.30
------------------------ ---------------------- ---------------------- ------------------------ ---------------------
                               795 shares       $46.2640 (2)           $    36,789.00 (2)        $    9.71
------------------------ ---------------------- ---------------------- ------------------------ ---------------------
                               382 shares       $51.7924 (2)           $    19,780.00 (2)        $    5.22
------------------------ ---------------------- ---------------------- ------------------------ ---------------------
                             1,504 shares       $52.0833 (2)           $    78,335.00 (2)        $   20.68
------------------------ ---------------------- ---------------------- ------------------------ ---------------------
                               215 shares       $60.5214 (2)           $    13,000.00 (2)        $    3.43
------------------------ ---------------------- ---------------------- ------------------------ ---------------------
                             1,074 shares       $65.1769 (2)           $    70,000.00 (2)        $   18.38
------------------------ ---------------------- ---------------------- ------------------------ ---------------------
                           129,279 shares       $98.6563 (3)           $12,754,287.00 (3)        $3,367.11
------------------------ ---------------------- ---------------------- ------------------------ ---------------------
Total                      930,808 shares                              $28,950,492.00            $7,642.93
------------------------ ---------------------- ---------------------- ------------------------ ---------------------

-------------------------------------------------------------------------------

(1) The number of shares of Millennium Pharmaceuticals, Inc. common stock to be issued gives effect to the exchange ratio of 0.4296 shares of Millennium Pharmaceuticals, Inc. common stock for each share of LeukoSite, Inc. common stock originally issued under the plan registered hereby, as provided in the Agreement and Plan of Merger dated October 14, 1999 by and among Millennium Pharmaceuticals, Inc., ANM, Inc., and LeukoSite, Inc.

(2) Estimated solely for the purpose of calculating the registration fee, and based upon the fixed exercise prices of outstanding options in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act").

(3) Computed in accordance with Rules 457(c) and (h) under the Securities Act as based upon the average of the bid and asked prices on December 22, 1999.
-------------------------------------------------------------------------------

                                EXPLANATORY NOTE

This registration statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act to register 930,808 shares of the Common Stock of Millennium Pharmaceuticals, Inc., a Delaware Corporation (the "Registrant") issuable to eligible employees, directors, consultants and advisors under certain employee benefit plans and written compensation contracts assumed by Registrant upon the merger of Registrant's wholly-owned subsidiary, ANM, Inc., a Delaware Corporation, with and into LeukoSite, Inc., a Delaware corporation. The plans and contracts were previously obligations of LeukoSite, Inc. and its subsidiaries.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I of Form S-8 is included in documents sent or given to participants in the plan specified on the cover page of this Registration Statement, pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

         (1)      The Registrant's latest annual report filed pursuant to
                  Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (2) All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

         (3) The description of the Common Stock, par value $.001 per share ("Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

         Item 4.      DESCRIPTION OF SECURITIES.

         Not applicable.

         Item 5.

         Not applicable.

         Item 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.


         Article EIGHTH of the Registrant's Amended and Restated Certificate of Incorporation provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

         Article NINTH of the Registrant's Amended and Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

         Indemnification is required to be made promptly unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event the Registrant denies a request for indemnification, or if the Registrant fails to dispose of a request for indemnification, or if the Registrant fails to dispose of a request for indemnification within 60 days after such payment is claimed by the indemnitee, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

         Article NINTH of the Registrant's Amended and Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive.

         Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe this conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         Item 7.      EXEMPTION FROM REGISTRATION CLAIMED.


         Not applicable.

         Item 8.      EXHIBITS.


         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         Item 9.      UNDERTAKINGS.


1.       The Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement

                    (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                    (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. That for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 22nd day of December, 1999.

                                            MILLENNIUM PHARMACEUTICALS, INC.

                                            By:       /s/ MARK J. LEVIN
                                               --------------------------------
                                                     Mark J. Levin
                                                     Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Millennium Pharmaceuticals, Inc. hereby severally constitute and appoint Mark J. Levin and Kevin P. Starr, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Millennium Pharmaceuticals, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

 SIGNATURE                                     TITLE                                 DATE
 /s/ Mark J. Levin                             Chairman of the Board and Chief       December 22, 1999
 ---------------------------                   Executive Officer (Principal
 Mark J. Levin                                 Executive Officer)

 /s/ Kevin P. Starr                            Chief Financial Officer (Principal    December 22, 1999
 ---------------------------                   Financial and Accounting Officer)
 Kevin P. Starr

 /s/ Joshua Boger                              Director                              December 22, 1999
 ---------------------------
 Joshua Boger, Ph.D

 /s/ Eugene Cordes                             Director                              December 22, 1999
 ---------------------------
 Eugene Cordes, Ph.D

 /s/ A. Grant Heidrich                         Director                              December 22, 1999
 ---------------------------
 A. Grant Heidrich, III

 /s/ Raju S. Kucherlapati                      Director                              December 22, 1999
 ---------------------------
 Raju S. Kucherlapati, Ph.D

 /s/ Eric S. Lander                            Director                              December 22, 1999
 ---------------------------
 Eric S. Lander, Ph.D

 /s/ Steven C. Wheelwright                     Director                              December 22, 1999
 ---------------------------
 Steven C. Wheelwright

                                  EXHIBIT INDEX


EXHIBIT
NUMBER           DESCRIPTION
-------          -----------
4.1              Amended and Restated Certificate of Incorporation of the Registrant
                 (incorporated herein by reference to Exhibit 4.1 to the Registrant's
                 Quarterly Report on Form 10-Q, Filed June 20, 1996).
4.2              Restated By-Laws of the Registrant (incorporated herein by reference to
                 Exhibit 4.2 to the Registrant's Quarterly Report on Form 10-Q, Filed June 20,
                 1996).
5                Opinion of Hale and Dorr LLP
23.1             Consent of Hale and Dorr LLP (included in Exhibit 5)
23.2             Consent of Ernst & Young LLP
24.1             Power of Attorney (included in the signature pages of this Registration
                 Statement)